Exhibit 10.8

FIRST ADDENDUM TO SENIOR AGREEMENT

This First Addendum (“First Addendum”) is made as of July 19, 2022 (“Execution Date”) as an amendment to the Senior Credit Facility Agreement by and between Wearable Devices Ltd., a Company incorporated under the laws of the State of Israel, (the “Company”) and L.I.A. Pure Capital Ltd. (“Lender”), dated as of July 4, 2022 (“Credit Facility Agreement”). Each of the Company and the Lender shall also be referred to herein as a “Party” and collectively, the “Parties”).

WHEREAS, the Company and the Lender wish to clarify and modify certain terms of the Credit Facility Agreement, as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants, representations and obligations contained herein, the parties hereto have agreed as follows:

1.	Replacement of Section 10.4 of the Credit Facility Agreement:

As of the Execution Date, Section 10.4 of the Credit Facility Agreement shall be entirely replaced with the following new Section 10.4:

“10.4 Beginning as of the signing date of this Agreement and during the term of this Agreement, (i) the Lender shall serve as a strategic consultant to the Company in connection with any offering or financing transaction of the Company (but excluding an IPO as defined herein), each, in excess of $5,000,000 in exchange for a per offering and/or transaction fee of $100,000 for the closing(s) of any such offering, which payment shall be made within seven (7) days following each such closing; (ii) the Company shall not assume any debt senior to the Credit Facility during the term of the Credit Facility, unless the Lender has provided its advance written consent; and subject to applicable law, any debt assumed by the Company during such term shall be deemed subordinated to any debt accrued under this Agreement, if Lender had not provided its prior written consent; and (iii) without Lender’s prior written consent, the Company shall not pledge in favor of a third-party creditor or lender any of its assets or rights, including by a floating charge, until such time that the Credit Facility, and any interest accrued thereon, has been repaid in full to the Lender.”

2.	General:

2.1.	The preamble of this Addendum shall form an integral part hereof.

2.2.	All other terms of the Agreement shall continue to apply, mutatis-mutandis.

2.3.	This First Addendum shall be added as an Exhibit to Credit Facility Agreement and shall be deemed an integral part thereof.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

/s/ L.I.A. Pure Capital Ltd.	/s/ Wearable Devices Ltd.

L.I.A. Pure Capital Ltd.	Wearable Devices Ltd.